UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2010

GEORGE FOREMAN ENTERPRISES, INC.
(Exact name of Registrant as Specified in Charter)

Commission File Number:  000-26585

DELAWARE (State or Other Jurisdiction of Incorporation)	54-1811721 (I.R.S. Employer Identification No.)
100 N. WILKES-BARRE BLVD, 4TH FLOOR, WILKES-BARRE, PA (Address of Principal Executive Office)	18702 (Zip Code)

Issuer’s telephone number, including area code (570) 822-6277

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(b)           On October 11, 2010, the Audit Committee (the “Audit Committee”) of the Board of Directors of George Foreman Enterprises, Inc. (the “Company”) engaged the accounting firm of Madsen & Associates, CPA (“Madsen”) as the Company’s independent public accountants to audit the Company’s financial statements for the fiscal years ending December 31, 2008 and 2009.

As reported earlier in the Company’s current report on Form 8-K dated September 5, 2006, the Company’s previous independent public accountants, Parente Randolph, LLC (“Parente”), had resigned effective December 1, 2008, with no disagreement on any matter that would have required reference in such current report.  During the fiscal years ended December 31, 2008 and 2009 and through October 11, 2010, the Company did not consult with Madsen regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and, neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue.  During the Company’s fiscal years ended December 31, 2008 and 2009 and through October 11, 2010, the Company did not consult with Madsen regarding any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-K.

As reported earlier in the Company’s current report on Form 8-K dated August 3, 2010, the Company currently is not in compliance with all its reporting obligations under Section 13(a) of the Securities Exchange Act of 1934, as amended, and the Company’s filings with the Securities and Exchange Commission do not fully reflect current material information about the Company.  The Company intends to address these matters as soon as practicable following completion of the above audits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEORGE FOREMAN ENTERPRISES, INC.
By	/s/ Jeremy Anderson
Jeremy Anderson
Chief Financial Officer
October 12, 2010